UNITED STATES
                   SECURITIES AND EXCHANGE COMMISSION


                         Washington, D.C. 20549


                                FORM 8-K


                             CURRENT REPORT



                   Pursuant to Section 13 or 15(d) of
                   the Securities Exchange Act of 1934



Date of Report (Date of earliest event reported): January 31, 2006
                         EXCEL TECHNOLOGY, INC.
          .................................................
          (Exact name of Registrant as specified in Charter)

          Delaware                    0-19306            11-2780242
(State or other jurisdiction       (Commission         (I.R.S. Employer
      of Incorporation)            File Number)      Identification No.)


                 41 Research Way, E. Setauket, NY 11733
          ..................................................
          (Address of principal executive Offices) (zip code)

Registrant's Telephone Number, including area code:  (631)-784-6175
                                                      ..............

                             Not applicable
      ............................................................
     (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     [ ] Written communications pursuant to rule 425 under the Securities Act (17 CFR 230.425)

     [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))







ITEM 2.02   RESULTS OF OPERATIONS AND FINANCIAL CONDITION

     On January 31, 2006 the Registrant announced results for its fourth quarter and year ended December 31, 2005. A copy of the press release is attached as an exhibit.

ITEM 9.01    FINANCIAL STATEMENTS AND EXHIBITS

     (d)   Exhibits

     99.1  Press Release, dated January 31, 2006.



                               SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           EXCEL TECHNOLOGY, INC.
Date: January 31, 2006
                                           By: /s/ Alice Varisano
                                               ......................
                                               Alice Varisano,
                                               Chief Financial Officer



                                            EXHIBIT 99.1 TO FORM 8-K

FOR IMMEDIATE RELEASE                       Contact:  J. Donald Hill,
                                                      Chairman
                                                             or
                                                      Investor Relations
                                                      631-784-6175


                EXCEL TECHNOLOGY DELIVERS RECORD RESULTS
                      FOR Q4 AND FOR THE YEAR 2005

Record Fourth Quarter Revenue - $36.4 million
Record Annual Revenue - $137.7 million
Net income for the quarter increases 73% to $4.4 million, or $0.36 per diluted share
Net income for the year without a special charge related to a lease dispute was $16.0 million, or $1.31 per diluted share


EAST SETAUKET, N.Y., January 31, 2006 - Excel Technology, Inc. (NASDAQ:
XLTC) today announced the results for the quarter and year ended December 31, 2005. Revenues of $36.4 million and $137.7 million for the quarter and year ended December 31, 2005, respectively, were 16% and 1% higher than the $31.3 million and $136.6 million for the quarter and year ended December 31, 2004, respectively. Net income was $4.4 million for the fourth quarter of this year as compared to $2.5 million in the same period last year, an increase of 73%. For the year ended December 31, 2005, net income was $15.2 million compared to $14.8 million for the same period in 2004. Net income per share on a diluted basis of $0.36 for the quarter ended December 31, 2005 was 71% higher than the $0.21 per share on a diluted basis reported for the same period in 2004. For the year ended December 31, 2005, net income per share on a diluted basis was $1.24 in 2005 compared to $1.20 for 2004.

J. Donald Hill, Chairman, stated, "The year 2005 ended on a strong note, providing us with good opportunities as we enter 2006. We are benefiting from new products in all product categories. Bookings rose again in Q4 and cash generation was positive. Our long term strategic growth plan is on track."

Antoine Dominic, Chief Executive Officer, added, "Although we started the year slowly we kept building momentum throughout the year ending with record fourth quarter results in 2005. Our emphasis on increasing our market presence and opportunities resulted in bookings of over $144 million in 2005, which was $6.5 million more than our revenues. This has been Excel's fifth straight year of sequential growth in revenues and profit. Our higher ending backlog has set a stronger foundation for our first quarter in 2006 as compared to 2005. Our commitment to a focused research and development effort has led to several new product introductions, which also was a key contributor to our improved bookings. We expect to continue to achieve forward progress in all our product lines in 2006 including our turn-key systems which lagged in 2005. We look forward to building upon this success in 2006."

Alice Hughes Varisano, Chief Financial Officer, concluded, "The Company has delivered the second consecutive record quarter. Sales were up 16.3% compared to 4th quarter 2004 resulting in record revenues since the
inception of the Company of $137.7 million.   Fourth quarter net income
was up 73% compared to the 4th quarter of 2004 resulting in the Company reaching net income of $15.2 million in 2005. The Company was able to translate a significant amount of its after tax profits, $8.5 million, into cash. The Company executed well on the introduction of new and expanded product lines, while managing inventory levels. The backlog for the end of the fourth quarter 2005 was $33.0 million as compared to $26.5 million in 2004, an increase of 25% or $6.5 million. The Company continues to place strong emphasis on research and development, increasing its investment from 10% to 10.5% of sales from 2004 to 2005. We continue to pursue organic growth and investment strategies that will further expand our opportunities. On December 31, 2005, we had over $50 million in cash and investments and no debt".

This news release contains forward-looking statements, which are based on current expectations. Actual results could differ materially from those discussed or implied in the forward-looking statements as a result of various factors including future economic, competitive, regulatory, and market conditions, future business decisions, market acceptance of the Company's products, and those factors discussed in the Company's Form 10-K for the year ended December 31, 2004. In light of the significant uncertainties inherent in such forward-looking statements, they should not be regarded as a representation that the Company's objectives and plans will be achieved, and they should not be relied upon by investors when making an investment decision. Words such as "believes," "anticipates," "expects," "intends," "may," and similar expressions are intended to identify forward-looking statements, but are not the exclusive means of identifying such statements.

Excel and its wholly owned subsidiaries manufacture and market photonics-based solutions, consisting of laser systems and electro-optical components, primarily for industrial/commercial and scientific applications.

                           FINANCIAL SUMMARY
           (unaudited and in thousands, except per share data)

                                    FOR THE QUARTER      FOR THE YEAR
                                   ENDED DECEMBER 31   ENDED DECEMBER 31
                                     2005     2004       2005     2004
                                  ........  ........  ........  ........

Net Sales & Services              $ 36,364  $ 31,276  $137,717  $136,631
Cost of Sales and Services        $ 19,227  $ 16,665  $ 72,295  $ 72,723
                                  ........  ........  ........  ........
Gross Profit                      $ 17,137  $ 14,611  $ 65,422  $ 63,908
Operating Expenses:
  Selling & Marketing             $  4,865  $  4,732  $ 18,959  $ 18,850
  General & Administrative        $  2,952  $  2,980  $ 12,448  $ 11,341
  Research and Development        $  3,629  $  3,653  $ 14,477  $ 13,710
                                  ........  ........  ........  ........
Operating Income                  $  5,691  $  3,246  $ 19,538  $ 20,007
Other Income                      $    271  $    247  $  1,133  $    973
                                  ........  ........  ........  ........
Pre-Tax Income                    $  5,962  $  3,493  $ 20,671  $ 20,980
Provision for Income Taxes        $  1,610  $    978  $  5,463  $  6,218
                                  ........  ........  ........  ........
Net Income                        $  4,352  $  2,515  $ 15,208* $ 14,762
                                  ........  ........  ........  ........
                                  ........  ........  ........  ........

Net Income Per Common Share -
  Diluted                            $0.36     $0.21     $1.24*    $1.20
Weighted Average Common
  Shares Outstanding - Diluted      12,254    12,256    12,246    12,351

* Net income of $15,208, excluding the lease dispute charges, net of tax effect, of approximately $810(or 7 cents per diluted share) would have been $16,019 (unaudited). The diluted EPS for the year without these charges would have been $1.31 per diluted share (unaudited).

                BALANCE SHEET & SELECTED FINANCIAL DATA

                                    DECEMBER 31, 2005  DECEMBER 31, 2004
                                    .................  .................
Cash                                         $ 16,303           $ 11,329
Investments                                  $ 34,000           $ 30,425
Accounts Receivable, net                     $ 22,879           $ 19,782
Inventory                                    $ 30,269           $ 28,839
Other Current Assets                         $  3,013           $  3,301
                                             ........           ........

Total Current Assets                         $106,464           $ 93,676
Property, Plant & Equipment, net             $ 25,983           $ 26,492
Other Non-Current Assets & Goodwill          $ 31,591           $ 32,310
                                             ........           ........

Total Assets                                 $164,038           $152,478
                                             ........           ........
                                             ........           ........

Accounts Payable                             $  4,829           $  5,265
Accrued Expenses and
  Other Current Liabilities                  $  6,979           $  8,405
                                             ........           ........

Total Current Liabilities                    $ 11,808           $ 13,670
Other Non-Current Liabilities                $  3,492           $  2,807
Minority Interest in Net Income
  of Subsidiary                              $     48           $      0
Stockholders' Equity                         $148,690           $136,001
                                             ........           ........

Total Liabilities & Stockholders' Equity     $164,038           $152,478
                                             ........           ........
                                             ........           ........

Working Capital                              $ 94,656           $ 80,006
Current Ratio                                    9.02               6.85